Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sarepta Therapeutics, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Cambridge, Massachusetts

September 11, 2019